SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

          Date of Report (Date of earliest event
          reported):  February 19, 1997



              ARI NETWORK SERVICES, INC.
(Exact name of registrant as specified in its charter)


     Wisconsin            0-19608           39-1388360
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         330 E. Kilbourn Avenue
          Milwaukee, Wisconsin                 53202
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:
(414) 278-7676

Item 5.  Other Events

     On February 19, 1997, the Company announced that revenue for the quarter ended January 31, 1997 was $1.67 million, a 55% increase over last year's second quarter. Net loss for the quarter improved 22% over last year to a loss of $0.93 million, or $0.06 per share.

     The Company has projected that, based on current trends, revenue for the year ended July 31, 1997 will be between $7.0-$8.0 million. The Company further projects that, based on current trends, it will achieve break-even operating results in the quarter ended July
31, 1998.

     The statements made herein include "forward looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995 and involve known and unknown risks and uncertainties, which may cause the Company's actual results in the periods to be materially different from the future performance suggested herein. Such factors include those set forth under "Forward Looking Statements" in the Company's
Form 10-Q for the quarter ended October 31, 1996.

     For more information please refer to the Company's other filings with the Securities and Exchange
Commission.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits

          99.1 Press Release dated February 19, 1997.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 21, 1997       ARI NETWORK SERVICES, INC.



                                By: /s/ Brian E. Dearing
                                    ----------------------------
                                    Brian E. Dearing
                                    President and CEO

                 EXHIBITS

No.                                 Description

99.1                                Press Release dated February 19, 1997.